Exhibit 10.1

THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED
ARCH CAPITAL GROUP LTD. INCENTIVE COMPENSATION PLAN

The Third Amended and Restated Arch Capital Group Ltd. Incentive Compensation Plan is amended, effective as of February 24, 2023, by adding the following paragraph as a new third paragraph in Section 5.3 (with the existing third paragraph thereof becoming the fourth paragraph of Section 5.3):
“Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an Eligible Employee’s employment terminates (other than by the Company for Cause) after the attainment of Retirement Age, after the beginning of a Plan Year and prior to the time the Award for the Plan Year is determined and communicated to the Eligible Employee, a pro-rata portion (based on the number of days during the Plan Year elapsed through the date of termination) of the Award for the Plan Year will be eligible to be earned based on achievement of the applicable performance goals. Payments under such Award shall be made when the Award payments are normally made hereunder (the amount of such payments, if any, shall be as calculated herein (with proration) and, in the case of Formula Approach Awards, be based on the continued performance of the Company as set forth in Section 4.3 hereof), so long as, prior to the applicable payment date, such Eligible Employee does not, without the written consent of the Company, engage in any activity in competition with any activity of the Company or any of its Subsidiaries other than (i) serving on the board of directors (or similar governing body) of another company or (ii) serving as a consultant for no more than 26 weeks per calendar year providing services that do not, in whole or in part, relate to the business or operations of an insurance or reinsurance company; provided that if the Eligible Employee does engage in such activity after termination for such reasons, any unpaid portion of the Award shall be forfeited by the Eligible Employee and become the property of the Company.”